Exhibit 99.3

Eyenovia, Inc. Announces Closing of Offering of Common Stock

NEW YORK, August 21, 2020 -- Eyenovia, Inc. (NASDAQ: EYEN), a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose array print (MAP™) therapeutics, today announced the closing of its previously announced underwritten public offering of 3,333,334 shares of its common stock at a price to the public of $3.60 per share.

The net proceeds to Eyenovia from the public offering, after deducting underwriting discounts and commissions and offering expenses payable by Eyenovia, were approximately $10.9 million. Eyenovia intends to use the net proceeds from the public offering, together with existing funds, to fund the continued clinical development of its product candidates, initial commercialization activities for MicroStat, and for working capital and general corporate purposes.

William Blair & Company, L.L.C. acted as the sole book-running manager for the offering. National Securities Corporation acted as the co-manager for the offering.

The offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-229365) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2019. A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, or by calling (800) 621-0687, or emailing prospectus@williamblair.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose array print (MAPTM) therapeutics. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for presbyopia, myopia progression and mydriasis. For more Information, please visit www.eyenovia.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things, the Company’s expectations regarding its anticipated use of the net proceeds from the public offering, its need to raise additional capital even after this financing, and other risks and uncertainties described in Eyenovia’s filings with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Company Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenoviabio.com

Investor Contact:

The Ruth Group

Alexander Lobo

Phone: 646-536-7037

alobo@theruthgroup.com